Exhibit 1.2

SERVE ROBOTICS INC.

Shares of Common Stock

(par value $0.0001 per share)

Sales Agreement

May 11, 2026

Evercore Group L.L.C.

55 East 52nd Street, 35th Floor

New York, NY 10055

Guggenheim Securities, LLC

330 Madison Avenue

New York, NY 10017

Oppenheimer & Co. Inc.

85 Broad Street

New York, NY 10004

Northland Securities, Inc.

150 South Fifth Street, Suite 3300

Minneapolis, MN 55402

Wedbush Securities Inc.

4 Embarcadero Center, Suite 2610

San Francisco, CA 94111

Ladies and Gentlemen:

Serve Robotics Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with Evercore Group L.L.C., Guggenheim Securities, LLC, Oppenheimer & Co. Inc., Northland Securities, Inc. and Wedbush Securities Inc. (each individually an “Agent” and together, the “Agents”), as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell to or through the Agents, as sales agent or principal, up to $150,000,000 of shares of common stock (the “Placement Shares”) of the Company, par value $0.0001 per share (the “Common Stock”); provided, however, that in no event shall the Company issue or sell through the Agents such number or dollar amount of Placement Shares that would (a) exceed the number or dollar amount of shares of Common Stock registered on the effective Registration Statement (defined below) pursuant to which the offering is being made, (b) exceed the number of authorized but unissued shares of Common Stock (less shares of Common Stock issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (c) exceed the number or dollar amount of shares of Common Stock permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable) or (d) exceed the number or dollar amount of shares of Common Stock for which the Company has filed a Prospectus Supplement (defined below) (the lesser of (a), (b), (c) and (d), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the amount of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that the Agents shall have no obligation in connection with such compliance. The offer and sale of Placement Shares through the Agents will be effected pursuant to the Registration Statement (as defined below) filed by the Company and which will be declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue Common Stock.

The Company has prepared and will file, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”), with the Commission a registration statement on Form S-3, including a base prospectus, relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder. The Company has prepared a prospectus or a prospectus supplement to the base prospectus included as part of the registration statement, which prospectus or prospectus supplement relates to the Placement Shares to be issued from time to time by the Company (the “Prospectus Supplement”). The Company will furnish to the Agents, for use by the Agents, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Placement Shares to be issued from time to time by the Company. Except where the context otherwise requires, such registration statement(s), including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act Regulations or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act Regulations, and any one or more additional effective registration statements on Form S-3 from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable (which shall be a Prospectus Supplement), with respect to the Placement Shares, is herein called the “Registration Statement.” The base prospectus or base prospectuses, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented, if necessary, by the Prospectus Supplement, in the form in which such prospectus or prospectuses and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act Regulations, together with the then issued Issuer Free Writing Prospectus(es) (as defined below), is herein called the “Prospectus.”

Any reference herein to the Registration Statement, any Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the most-recent effective date of the Registration Statement, or the date of the Prospectus Supplement, Prospectus or such Issuer Free Writing Prospectus, as the case may be, and incorporated therein by reference. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

2. Placements. Each time that the Company wishes to issue and sell Placement Shares hereunder (each, a “Placement”), it will notify one of the Agents that the Company may select in its sole discretion from time to time (the “Designated Agent”) by email notice (or other method mutually agreed to by the parties) of the number of Placement Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), the form of which is attached hereto as Schedule 1. The receipt of each such Placement Notice shall be promptly acknowledged by the Designated Agent by email confirmation to the Company. The Placement Notice shall originate from any of the individuals authorized to act on behalf of the Company, which individuals have been identified by the Company on Schedule 3 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Designated Agent set forth on Schedule 3, as such Schedule 3 may be amended from time to time by sending a written notice containing a revised Schedule 3 to the other party in the manner provided in Section 13. The Placement Notice shall be effective unless and until (i) in accordance with the notice requirements set forth in Section 4, the Designated Agent declines in writing to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares authorized to be sold thereunder have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Placement Notice or (iv) this Agreement has been terminated under the provisions of Section 12. The amount of any discount, commission or other compensation to be paid by the Company to the Designated Agent in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Company nor the Designated Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Designated Agent and the Designated Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3. Sale of Placement Shares by the Designated Agent. Subject to the provisions of Section 5(a), the Designated Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market (the “Exchange”), to sell the Placement Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Designated Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the price or prices at which such Placement Shares were sold on such day, the compensation payable by the Company to the Designated Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Designated Agent (as set forth in Section 5(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice, the Designated Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act Regulations. “Trading Day” means any day on which Common Stock is traded on the Exchange.

4. Suspension of Sales. The Company or the Designated Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 3), suspend any sale of Placement Shares (a “Suspension”); provided, however, that such Suspension shall not affect or impair any party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. While a Suspension is in effect any obligation under Sections 7(l), 7(m), and 7(n) with respect to the delivery of certificates, opinions, negative assurance letters or comfort letters to the Agents, shall be waived. Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule may be amended from time to time. Notwithstanding any other provision of this Agreement, during any period in which the Company is in possession of material non-public information, the Company and the Agents agree that (i) no sale of Placement Shares will take place, (ii) the Company shall not request the sale of any Placement Shares and shall cancel any effective Placement Notices instructing the Agent to make any sales and (iii) the Agents shall not be obligated to sell or offer to sell any Placement Shares.

5. Sale and Delivery to the Designated Agent; Settlement.

(a) Sale of Placement Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Designated Agent’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Designated Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that the Designated Agent will be successful in selling Placement Shares, (ii) the Designated Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Designated Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Shares as required under this Agreement and (iii) the Designated Agent shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Designated Agent and the Company.

(b) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the first (1st) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The Designated Agent shall notify the Company of each sale of Placement Shares no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Placement Shares hereunder. The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Designated Agent, after deduction for (i) the Designated Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to the Agent hereunder pursuant to Section 8 hereof and (iii) any transaction fees imposed by any Governmental Authority in respect of such sales.

(c) Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting the Designated Agent’s or its designee’s account (provided the Designated Agent shall have given the Company written notice of such designee and such designee’s account information at least one Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Designated Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Designated Agent will be responsible for providing DWAC instructions or instructions for delivery by other means with respect to the transfer of the Placement Shares being sold. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date through no fault of the Designated Agent, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold the Designated Agent harmless against any loss, claim, damage, or reasonable, documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable), (ii) pay to the Designated Agent (without duplication) any commission, discount, or other compensation to which it would otherwise have been entitled absent such default and (iii) take all action reasonably necessary to cause the full amount of any Net Proceeds that were delivered to the Company’s account with respect to such settlement, together with any costs incurred by the Designated Agent and/or its clearing firm in connection with recovering such Net Proceeds, to be immediately returned to the Designated Agent or its clearing firm no later than 5:00 P.M., New York City time, on such Settlement Date, by wire transfer of immediately available funds to an account designated by the Designated Agent or its clearing firm.

(d) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate gross sales proceeds of Placement Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Placement Shares under this Agreement, the Maximum Amount and (B) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Designated Agent in writing. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee. Further, under no circumstances shall the Company cause or permit the aggregate offering amount of Placement Shares sold pursuant to this Agreement to exceed the Maximum Amount.

(e) Sales Through Agents. With respect to the offering and sale of Placement Shares pursuant to this Agreement, the Company agrees that any offer to sell Placement Shares, any solicitation of an offer to buy Placement Shares, and any sales of Placement Shares shall only be effected by or through the Designated Agent on any single given day, and the Company shall in no event request that more than one Agent offer or sell Placement Shares pursuant to this Agreement on the same day.

6. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with each Agent that as of the date of this Agreement and as of each Applicable Time (as defined below):

(a) Registration Statement. At the time the Registration Statement was or will be originally declared effective, and at the time the Company’s most recent Annual Report on Form 10-K was filed with the Commission, the Company met or will meet the then applicable requirements for the use of Form S-3 under the Securities Act, including, but not limited to, General Instruction I.B.1. of Form S-3. As of each Applicable Time, the Registration Statement will be effective. No post-effective amendment to the Registration Statement has been filed; no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously, and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in Instruction I.B.6 of Form S-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.

(b) Compliance with Registration Requirements. (i) (A) At the respective times the Registration Statement and each amendment thereto became effective, (B) at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) under the Securities Act (each, a “Deemed Effective Time”), (C) each Applicable Time and (D) at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Placement Shares (the “Delivery Period”), the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act; (ii) the base prospectus included as part of the Registration Statement, complied at the time it was filed with the Commission, complies as of the date hereof and, as of each Applicable Time and at all times during the Delivery Period, will comply in all material respects with the rules and regulations under the Securities Act; (iii) the Prospectus will comply, as of the date that such document is filed with the Commission, as of each Applicable Time and at all times during the Delivery Period, in all material respects with the rules and regulations under the Securities Act; and (iv) the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and any further Incorporated Documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act.

(c) General Disclosure Package. (i) As of the date hereof, at the respective times that the Registration Statement and each amendment thereto became effective and at each Deemed Effective Time, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of each Applicable Time, the Prospectus (as amended and supplemented at such Applicable Time) and any Permitted Free Writing Prospectus then in use, considered together (collectively, the “General Disclosure Package”), did not contain and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of its date, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) at any Settlement Date, the Prospectus (as amended and supplemented at such Settlement Date) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Agents expressly for use in the Prospectus or in the General Disclosure Package, it being understood and agreed that the only such information furnished by the Agents to the Company consists of “Agents Information” as defined below.

(d) Issuer Free Writing Prospectus. Any free writing prospectus that the Company was or is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder. Each free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Placement Shares or until any earlier date that the Company notified or notifies the Agents, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with the Agents Information. Each broadly available road show, if any, when considered together with the General Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with the Agents Information. Except for the Permitted Free Writing Prospectuses, if any, and electronic road shows, if any, furnished to and approved by the Agents, the Company has not prepared, used or referred to, and will not, prepare, use or refer to, any free writing prospectus.

(e) Incorporated Documents. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The financial statements of the Company filed with the Commission and included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, present fairly in all material respects the financial condition of the Company as of and at the dates indicated, and each of the statements of operations, cash flows and stockholders’ equity of the Company for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) applied on a consistent basis throughout the periods involved except to the extent disclosed in the notes thereto. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus that are not included or incorporated by reference as required. All non-GAAP financial measures (as defined in Regulation G promulgated by the Commission pursuant to the Exchange Act) and ratios derived using non-GAAP financial measures included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus have been presented in compliance with Item 10 of Regulation S-K. To the extent applicable, any pro forma financial statements, information or data included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus comply with the requirements of Regulation S-X of the Securities Act, including, without limitation, Article 8 thereof, fairly present the information set forth herein, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the circumstances referred to therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. Except as disclosed in the General Disclosure Package or the Prospectus, the Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(g) No Material Adverse Effect. Except as otherwise set forth in the Registration Statement, the General Disclosure Package or the Prospectus, since the date of the latest audited financial statements included in the General Disclosure Package, there has been no (i) material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, or in the assets, earnings, business, properties, management, results of operations or prospects of the Company and its Subsidiaries (as defined below) taken as a whole, whether or not arising in the ordinary course of business, or the ability of the Company to perform its obligations under this Agreement, individually or in the aggregate (a “Material Adverse Effect”); (ii) transaction which is material to the Company and its Subsidiaries taken as a whole; (iii) liability or obligation, direct or contingent (including without limitation any off-balance sheet obligations or any losses or interference with business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree), incurred by the Company or any Subsidiary, which is material to the Company and its Subsidiaries taken as a whole, individually or in the aggregate; (iv) change in the capital stock of the Company or its Subsidiaries (other than as described in the Registration Statement or the issuance or retention of shares of Common Stock upon the exercise of stock options or the vesting, exercise or settlement of other awards described as outstanding in, and the grant of options and awards under other existing equity incentive plans described in, the Registration Statement, the General Disclosure Package or the Prospectus); (v) material change in the outstanding indebtedness of the Company or its Subsidiaries; (vi) dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary; or (vii) alteration in the Company’s method of accounting.

(h) Organization and Good Standing. The Company and each of the Subsidiaries (as defined below) have been duly incorporated and is validly existing as a corporation in good standing under the laws of the respective jurisdiction of its incorporation or organization with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and currently conducted and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a Material Adverse Effect.

(i) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, and all of the issued and outstanding shares of Common Stock of the Company have been duly and validly authorized and issued, including in compliance with all federal and state securities laws, are fully paid and non-assessable and conform to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus and are free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim; and none of the issued and outstanding shares of capital stock of the Company are subject to any preemptive or similar rights. Except as disclosed in or contemplated by the Registration Statement, the General Disclosure Package or the Prospectus, as of the date referred to therein, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

(j) The Placement Shares. The Placement Shares have been, and as of each Settlement Date will be, duly authorized, and when issued and delivered in accordance with the terms of this Agreement against payment therefor in accordance with the terms hereof, will be validly issued, including in compliance with all federal and state securities laws, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, will be registered pursuant to Section 12 of the Exchange Act and will conform to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus and the issuance of such Placement Shares will not be subject to any preemptive, resale rights, rights of first refusal or similar rights.

(k) Stock Exchange Listing. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on The Nasdaq Capital Market (the “Exchange”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. To the Company’s knowledge, it has complied in all material respects with the applicable requirements of the Exchange for maintenance of inclusion of the Common Stock on the Exchange. The Company has filed a Notification of Listing of Additional Shares with the Exchange with respect to the Placement Shares.

(l) Sales Agreement. The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company, and (assuming the due authorization, execution and delivery of this Agreement by the Agents) is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(m) No Preferential Rights. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, (i) there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase any equity securities of the Company and (ii) except pursuant to existing arrangements disclosed on Schedule 6(m), no person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act, has the right (x) to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Common Stock or (y) to cause the Company to issue or sell to such person any Common Stock or shares of any other capital stock or other securities of the Company.

(n) Descriptions and Exhibits. There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required.

(o) Non-Contravention. The issue and sale of the Placement Shares to be sold by the Company hereunder, the execution of this Agreement by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or any other evidence of indebtedness or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary are subject; (ii) will not result in any violation of the provisions of the certificate or articles of incorporation or by-laws (or other organization documents) of the Company or any Subsidiary; (iii) will not result in any violation of any statute or any order, decree, rule or regulation of any court or governmental or administrative agency or body having jurisdiction over the Company or any Subsidiary or any of its properties, and (iv) will not result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to the terms of any contract or other agreement to which the Company or any Subsidiary may be bound or to which any of the property or assets of the Company or any Subsidiary is subject; except, in the case of clauses (i), (iii) and (iv) above, where such breaches, violations or defaults would not, individually or in the aggregate, have a Material Adverse Effect.

(p) No Violations. Neither the Company nor its Subsidiaries is (i) in violation of its articles or certificate of incorporation, by-laws (or other organizational or charter documents), (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or the Subsidiary, (iii) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or the Subsidiary, or (iv) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or a Subsidiary is a party or by which it or any of its properties may be bound, except, in the case of clauses (ii), (iii) and (iv), where any such violation or default, individually or in the aggregate, would not have a Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last Annual Report on Form 10-K, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect. To the Company’s knowledge, no other party under any material contract or other agreement to which it or any of its Subsidiaries is a party is in default in any respect thereunder where such default would have a Material Adverse Effect.

(q) No Outstanding Loans or Other Extensions of Credit. The Company does not have any outstanding extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

(r) Other Underwriting Agreements. Except for this Agreement, the Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

(s) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Placement Shares and the consummation of the transactions contemplated by this Agreement, except for the registration of the Placement Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Placement Shares by the Agents.

(t) Legal Proceedings. Other than as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, there are no actions, suits, proceedings, inquiries, audits, or investigations brought by or before any legal or governmental entity pending to which the Company is a party or of which any property of the Company or any Subsidiary is the subject which, if determined adversely to the Company or any Subsidiary, individually or in the aggregate, would have or may reasonably be expected to have a Material Adverse Effect, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus; and, to the best of the Company’s knowledge, no such actions, suits, proceedings, inquiries, audits or investigations are threatened or contemplated by governmental authorities or others.

(u) Independent Accountant. (i) Each of PricewaterhouseCoopers LLP and dbbmckennon (the “Company Auditors”), who have certified certain financial statements of the Company, was, at all applicable times, an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and as required by the Securities Act and (ii) dbbmckennon in its capacity as the auditor certifying certain financial statements of Diligent Robotics, Inc. incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus (in such capacity, the “Diligent Auditor”), was, at all applicable times, an independent public accountant with respect to Diligent Robotics, Inc. as required by the Securities Act and the Exchange Act and was, at all applicable times, an independent registered public accounting firm with the American Institute of Certified Public Accountants. To the Company’s knowledge, neither the Company Auditors nor the Diligent Auditor is in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company or, with respect to the Diligent Auditor, Diligent Robotics, Inc. The Company Auditors have not been engaged by the Company to perform any “prohibited activities” or provided to the Company any “non-audit services” (as defined in Section 10A of the Exchange Act) except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus.

(v) Title to Real and Personal Property. Except (a) as otherwise set forth in the Registration Statement, the General Disclosure Package or the Prospectus, (b) for liens, security interests and similar encumbrances under any liens, security interests or similar encumbrances made pursuant to credit facilities or indentures of the Company or (c) as would not have a Material Adverse Effect, individually or in the aggregate, the Company and its Subsidiaries have good and marketable title to all of the real and personal properties and assets reflected as owned in the financial statements referred to in Section 6(f) or elsewhere in the Registration Statement, the General Disclosure Package or the Prospectus, in each case free and clear of any security interests, mortgages, liens, pledges, charges, encumbrances, equities, adverse claims and other defects or restrictions. No real property owned, leased, licensed, or used by the Company or any Subsidiary lies in an area which is, or will be, subject to restrictions which would prohibit, and no statements of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing, exploration, development or production or use of such real property in the business of the Company and its Subsidiaries as presently conducted or as the Registration Statement, the General Disclosure Package or the Prospectus indicates the Company and its Subsidiaries contemplate conducting, except as may be properly described in the Registration Statement, the General Disclosure Package or the Prospectus or such as in the aggregate do not now cause and will not in the future cause a Material Adverse Effect. The real property, improvements, equipment and personal property held under lease by the Company or of a Subsidiary are held under valid and enforceable leases, with such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

(w) Title to Intellectual Property. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package, or the Prospectus, the Company, including its Subsidiaries, own, or have obtained valid and enforceable licenses for, the inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property described in the Registration Statement, the General Disclosure Package, or the Prospectus as being owned or licensed by them or which are necessary for the conduct of the Company’s and its Subsidiaries’ businesses as currently conducted or as currently proposed to be conducted (collectively, “Intellectual Property”), except as would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, and except as enforceability of any licenses may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity. To the Company’s knowledge, the conduct of the Company’s and its Subsidiaries’ businesses does not and will not infringe, misappropriate or otherwise conflict in any material respect with any intellectual property rights of others, except as would not result in a Material Adverse Effect. To the Company’s knowledge: (i) there are no third parties who have rights to any registered Intellectual Property, other than any co-owner of any patent constituting Intellectual Property who is listed on the records of the U.S. Patent and Trademark Office and any co-owner of any patent application constituting Intellectual Property who is named in such patent application; and (ii) there is no infringement by third parties of any Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s or any Subsidiary’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company or any of its Subsidiaries infringes or otherwise violates, or would, upon the expansion or commercialization of any product or service described in the Registration Statement, the General Disclosure Package, or the Prospectus as under development, infringe or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. To the Company’s knowledge, the Company and its Subsidiaries have complied with the material terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any Subsidiary, and all such agreements are in full force and effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property. The Company and its Subsidiaries have taken commercially reasonable steps to protect, maintain and safeguard their Intellectual Property, including the execution of nondisclosure and confidentiality agreements. The Intellectual Property and/or their uses described in the Registration Statement, the General Disclosure Package, or the Prospectus as under development by the Company or any Subsidiary fall within the scope of the claims of one or more patents owned by, or exclusively licensed to, the Company or any Subsidiary.

(x) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company, any Subsidiary or any affiliate thereof, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Subsidiary, on the other hand, that is required to be described, incorporated by reference or included in the Registration Statement, the General Disclosure Package or the Prospectus and which is not so described, incorporated or included. Except as described in the Registration Statement, General Disclosure Package and the Prospectus, there are no material outstanding loans, advances or material guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them.

(y) Subsidiaries. All of the direct and indirect Subsidiaries of the Company are set forth in the reports filed with the Commission pursuant to Section 13(a), 13(e), 14 or 15(d) of the Exchange Act and all are set forth on Exhibit 21.1 to the Company’s most recent annual report on Form 10-K. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. “Subsidiary” means any subsidiary of Serve Robotics Inc. and shall, where applicable, also include any direct or indirect subsidiary of Serve Robotics Inc. formed or acquired after the date hereof.

(z) Dividend Restrictions. Except as disclosed in the Registration Statement, General Disclosure Package, or Prospectus, and subject to the existence of legally available funds, no Subsidiary of the Company is currently prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s equity securities or from repaying to the Company or any other Subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or from transferring any property or assets to the Company or to any other Subsidiary.

(aa) Investment Company Act. Neither the Company nor any of the Subsidiaries is or, after giving effect to the offering and sale of the Placement Shares as contemplated herein and the application of the Net Proceeds (as defined below) therefrom as described in the General Disclosure Package and the Prospectus, will be, required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(bb) Taxes. All United States federal income tax returns of the Company and its Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except for such taxes, if any, as are being or will be contested in good faith and as to which adequate reserves have been provided. The Company and each of its Subsidiaries has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a Material Adverse Effect; and the Company and each of its Subsidiaries has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries except for such taxes, if any, as are being or will be contested in good faith and as to which adequate reserves have been provided or insofar as the non-payment of such taxes, individually or in the aggregate, would not result in a Material Adverse Effect.

(cc) Licenses and Permits. The Company and its Subsidiaries possess all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by it; the Company and its Subsidiaries is in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to possess or comply with or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or material modification of any such Permits.

(dd) No Labor Disputes. No material labor dispute with the employees of the Company or its Subsidiaries exists, or, to the knowledge of the Company, is imminent or threatened. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, individually or in the aggregate, may reasonably be expected to result in a Material Adverse Effect.

(ee) Compliance with and Liability under Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of hazardous substances or hazardous wastes by the Company or its Subsidiaries (or, to the knowledge of the Company, any of its predecessors in interest), at, upon or from any of the property now or previously owned, leased or operated by the Company or its Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit that would require the Company or any of its Subsidiaries to undertake any remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action that would not, individually or in the aggregate with all such violations and remedial actions, cause a Material Adverse Effect. Except for abandonment and similar costs incurred or to be incurred in the ordinary course of business of the Company and its Subsidiaries, there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any property now or previously owned, leased or operated by the Company or its Subsidiaries or into the environment surrounding such property of any hazardous substances or hazardous wastes due to or caused by the Company or its Subsidiaries (or, to the knowledge of the Company, any of its predecessors in interest), except for any such spill, discharge, leak, emission, injection, escape, dumping or release that would not, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, result in a Material Adverse Effect; and the terms “hazardous substances,” and “hazardous wastes” shall be construed broadly to include such terms and similar terms, all of which shall have the meanings specified in any applicable local, state and federal laws or regulations with respect to environmental protection. Except as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, neither the Company nor any of its Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, the Company and its Subsidiaries have received and are in compliance with all permits, licenses or other approvals required of them under applicable environmental laws to conduct their respective businesses as described in the Registration Statement, General Disclosure Package and Prospectus.

(ff) Compliance with ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (whether or not subject to ERISA) that is sponsored, maintained, administered, contributed or required to be contributed to by the Company or any entity that would be treated as a single employer with any of the foregoing pursuant to Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) (each such plan, a “Plan”) has been maintained, administered and operated in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except to the extent that failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect. The fair market value of the assets of each Plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such Plan determined using reasonable actuarial assumptions. No other event set forth in Section 4043(b) of ERISA (excluding events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any Plan. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption that has resulted in or could reasonably be expected to have a Material Adverse Effect. The Company could not reasonably be expected to have any liability (whether actual, contingent or otherwise) (i) with respect to any Plan subject to Section 412 of the Code or to Title IV of ERISA or (ii) with respect to any Plan or other contract, agreement, arrangement or policy that provides for retiree or post-employment welfare benefits other than as required by Section 4980B of the Code or similar state laws.

(gg) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within 90 days prior to the earlier of the date that the Company filed its most recent annual or quarterly report with the Commission and the date of the General Disclosure Package; and (iii) are designed to be effective in all material respects to perform the functions for which they were established. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, since the date of the latest audited financial statements included in or incorporated by reference into the Registration Statement, the General Disclosure Package or the Prospectus, the Company has not been advised of any (i) significant deficiencies or material weaknesses in the design or operation of its disclosure controls and procedures or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s disclosure controls and procedures.

(hh) Internal Controls Over Financial Reporting. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package, or the Prospectus, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorizations; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, since the date of the latest audited financial statements included in or incorporated by reference into the Registration Statement, the General Disclosure Package or the Prospectus, (a) the Company has not been advised nor is the Company aware of (1) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to materially affect the ability of the Company to record, process, summarize and report financial information or data, or any material weaknesses in internal controls over financial reporting and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Company, and (b) since that date, there has been no change in the Company’s internal controls over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal controls over financial reporting.

(ii) Open Source Software. (i) To the best of the Company’s knowledge, the Company and each of its Subsidiaries uses and has used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) the Company and each of its Subsidiaries has not used or distributed and does not use or distribute any Open Source Software in any manner that requires or has required (A) the Company or any of its Subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its Subsidiaries or (B) any software code or other technology, including AI model weights, owned by the Company or any of its Subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(jj) Data Security. (i) To the best of the Company’s knowledge, the Company and each of its Subsidiaries has complied and is presently in compliance with all internal and external privacy policies, contractual obligations, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the processing, collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its Subsidiaries of Personal Data, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); (ii) the Company and each of its Subsidiaries has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance with any Data Security Obligation nor are there any incidents under internal review or investigations relating to the same.

(kk) Data Protection; No Breaches. To the best of the Company’s knowledge, the information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases of the Company and each of its Subsidiaries are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and each of its Subsidiaries has taken commercially reasonable efforts to protect the information technology systems and Data used in connection with the operation of the business of the Company and its Subsidiaries. Without limiting the foregoing, the Company and each of its Subsidiaries has used reasonable efforts to establish and maintain reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the business of the Company and its Subsidiaries (“Breach”). There has been no such Breach, and the Company and its Subsidiaries have not been notified of and the Company has no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.

(ll) Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and its Subsidiaries are engaged; the Company and its Subsidiaries have not been refused any insurance coverage sought or applied for; and neither the Company nor any Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(mm) No Broker’s Fees. Neither the Company nor any Subsidiary is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company, any Subsidiary, or the Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Placement Shares other than this Agreement.

(nn) Broker/Dealer Relationships. Neither the Company nor any of the Subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual). No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or shareholders of the Company, on the other hand, which is required by the rules of FINRA to be described in the Registration Statement, the General Disclosure Package and the Prospectus, which is not so described.

(oo) No Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus and as have been validly complied with or waived, there are no persons with registration rights or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or sold in the offering contemplated by this Agreement.

(pp) No Stabilization. Neither the Company, nor any of its Subsidiaries, nor any of their respective directors, officers or controlling persons, has taken, directly or indirectly, (i) any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of the Placement Shares or otherwise, or (ii) any action which would directly or indirectly violate Regulation M. The Company acknowledges that the Agents may engage in passive market making transactions in the Placement Shares on the Exchange in accordance with Regulation M.

(qq) Statistical and Market Data. The statistical and market and industry-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required.

(rr) Sarbanes-Oxley Act. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package, or the Prospectus, there is and has been no failure on the part of the Company or, to the knowledge of the Company after reasonable inquiry, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ss) Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Placement Shares and (ii) as of each Applicable Time, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(tt) No Unlawful Payments. Neither the Company nor any of its Subsidiaries, nor any director, officer or employee of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any agent, affiliate, representative or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, payment, promise to pay or authorization or approval of any unlawful payment or benefit, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any foreign or domestic government official or employee, including of any government- owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law (collectively, “Anti-Corruption Laws”); or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit, or otherwise promised, offered, provided, attempted to provide or authorized the provision of anything of value, directly or indirectly, to any person for the purpose of obtaining or retaining business, influencing any act or decision of the recipient, or securing any improper advantage. The Company and its Subsidiaries and, to the knowledge of the Company, the Company’s and its Subsidiaries’ affiliates have conducted their respective businesses in compliance with the Anti-Corruption Laws, and the Company has instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable Anti-Corruption Laws and the representations and warranties contained herein. The Company has not offered, or caused any placement agent to offer, Common Stock to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or any Subsidiary to alter the customer’s or supplier’s level or type of business with the Company or any Subsidiary or (B) a trade journalist or publication to write or publish favorable information about the Company or any Subsidiary or any of their respective products or services. The Company will not use, directly or indirectly, the proceeds from the offering of the Placement Shares hereunder in furtherance of any offer, payment, promise to pay or authorization or approval of any payment or benefit, giving or receipt of money, property, gifts or anything else of value, to any person in violation of any anti-corruption laws.

(uu) Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or its Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(vv) No Conflicts with Sanctions Laws. Neither the Company nor any of its Subsidiaries (collectively, the “Entity”), nor any of their directors, officers, or employees, nor, to the knowledge of the Company, any agent, affiliate, representative or other person associated with or acting on behalf of the Company or its Subsidiaries (each, a “Person”) is, or is owned or controlled by one or more persons that are (A) currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person” or OFAC’s Foreign Sanctions Evaders List), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (as amended, collectively, “Sanctions”) or (B) located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of the Ukraine, and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine (or any other Covered Region of Ukraine identified pursuant to Executive Order 14065) (each, a “Sanctioned Country”). The Entity will not directly or indirectly use the proceeds of the offering of the Placement Shares hereunder, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other Person (i) to fund or facilitate any activities of or business with any Person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country or (iii) in any other manner that will result in a violation by any Person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and each of its Subsidiaries has not engaged in and is not now engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or is or was a Sanctioned Country.

(ww) FINRA Matters. The information provided to the Agents by the Company, its counsel, and its officers and directors for purposes of the Agents’ compliance with applicable FINRA rules in connection with the offering of the Shares is true, complete, and correct and compliant with FINRA’s rules.

(xx) No Reliance. The Company has not relied upon the Agents or legal counsel for the Agents for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

(yy) Agent Purchases. The Company acknowledges and agrees that the Agents have informed the Company that each Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Stock for its own account while this Agreement is in effect, provided, that the Company shall not be deemed to have authorized or consented to any such purchases or sales by such Agent.

(zz) Compliance with Laws. The Company and each of its Subsidiaries are in compliance with all applicable laws, regulations and statutes (including all environmental laws and regulations) in the jurisdictions in which it carries on business; the Company and each of its Subsidiaries has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, regulations and statutes, and is not aware of any pending change or contemplated change to any applicable law or regulation or governmental position; in each case that would materially adversely affect the business of the Company or its Subsidiaries or the business or legal environment under which the Company or its Subsidiaries operate.

(aaa) Emerging Growth Company Status. From the time of the initial filing of the Company’s first registration statement with the Commission through the date of this Agreement, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(bbb) Bankruptcy. The Company and each of its Subsidiaries is not in or subject to a bankruptcy or insolvency proceeding in any jurisdiction.

(ccc) Conformity with EDGAR Filing. The Prospectus delivered to the Agent for use in connection with the sale of the Placement Shares pursuant to this Agreement will be identical to the versions of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(ddd) Enforceability of Agreements. All agreements between the Company and it Subsidiaries and third parties expressly referenced in the Registration Statement, the General Disclosure Package and Prospectus are legal, valid and binding obligations of the Company and its Subsidiaries enforceable in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification provisions of certain agreements may be limited by federal or state securities laws or public policy considerations in respect thereof.

(eee) Forward-Looking Statements. Each financial or operational projection or other forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) (a “Forward-Looking Statement”) contained in the Registration Statement, the General Disclosure Package and the Prospectus (i) was so included by the Company in good faith and with a reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) as required, is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such Forward-Looking Statement. No Forward-Looking Statement was made with the knowledge of a director or executive officer of the Company that was false or misleading.

(fff) Agent Purchases, Research Analyst Independence. The Company understands that each Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement. The Company further acknowledges that each Agent’s research analysts and research departments are required to and should be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and as such each Agent’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company or the offering contemplated by this Agreement that differ from the views of their respective investment banking divisions.

(ggg) Margin Rules. Neither the issuance, sale and delivery of the Placement Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(hhh) Export Compliance. The Company and each of its subsidiaries has not, nor has any director, officer, agent, employee or other Person acting on behalf of the Company or any of its subsidiaries violated or failed to comply with any applicable law related to the export or reexport of goods (including hardware, software, technology and data), services and know-how except in such cases as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(iii) Stock Transfer Taxes. On each Settlement Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Placement Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

Any certificate signed by an officer of the Company and delivered to the Agents or to counsel for the Agents pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company, as applicable, to the Agents as to the matters set forth therein.

7. Covenants of the Company. The Company covenants and agrees with each Agent that:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by the Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or similar rule), (i) the Company will notify the Agents promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments not related to any Placement, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus related to the Placement or for additional information related to the Placement, (ii) the Company will prepare and file with the Commission, promptly upon the Agents’ reasonable request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agents’ reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by the Agents (provided, however, that the failure of the Agents to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agents shall have with respect to the failure to make such filing (but without limiting the Agents’ rights under Section 10 hereof) shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement (other than an amendment or supplement relating to an offering of the Company’s securities that is unrelated to the offering of the Placement Shares) or Prospectus relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to Agents within a reasonable period of time before the filing and the Agents have not reasonably objected in writing thereto within two (2) Business Days of such submission (provided, however, that (A) the failure of the Agents to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement and (B) the Company has no obligation to provide the Agents any advance copy of such filing or to provide the Agents an opportunity to object to such filing if the filing does not name the Agents and does not relate to the transaction herein; provided, further, that the only remedy the Agents shall have with respect to the failure by the Company to obtain such consent (but without limiting the Agent’s rights under Section 10 hereof) shall be to cease making sales under this Agreement) and the Company will furnish to the Agents at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus relating to the Placement Shares to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

(b) Notice of Commission Stop Orders. The Company will advise the Agents, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise the Agents promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Placement Shares or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

(c) Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by the Agents under the Securities Act with respect to the offer and sale of the Placement Shares, (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or similar rule), the Company will use commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If the Company has omitted any information from the Registration Statement pursuant to Rule 430B under the Securities Act, it will use its commercially reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430B and to notify the Agents promptly of all such filings; provided, however, that the Company shall not be required to furnish any document to the Agents to the extent such document is available on EDGAR. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agents to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d) Listing of Placement Shares. Prior to the date of the first Placement Notice, the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange.

(e) Delivery of Registration Statement and Prospectus. The Company will furnish to the Agents and their counsel (at the reasonable expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Agents may from time to time reasonably request and, at the Agents’ request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agents to the extent such document is available on EDGAR.

(f) Earnings Statement. To the extent not otherwise available on EDGAR, the Company will make generally available to its security holders and the Agents as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

(g) Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(h) Notice of Other Sales. Without the prior written consent of the Designated Agent, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable or exercisable for Common Stock, warrants or any rights to purchase or acquire, Common Stock during the period beginning on third (3rd) Trading Day immediately prior to the date on which any Placement Notice is delivered to Agents hereunder and ending on the third (3rd) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at the market”, equity line of credit, or other continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable or exercisable for Common Stock, warrants or any rights to purchase or acquire, Common Stock prior to the thirtieth (30th) day immediately following the termination of this Agreement; provided, however, that such restrictions and such consent will not be required in connection with the Company’s issuance or sale of (i) Common Stock, options to purchase Common Stock, other equity awards to acquire Common Stock or Common Stock issuable upon the exercise of options or the exercise, vesting or settlement of other equity awards, pursuant to any employee or director stock option or benefits plan, stock ownership plan or dividend reinvestment plan (but not Common Stock subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented, (ii) Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding or hereafter implemented, and disclosed in filings by the Company available on EDGAR or otherwise in writing to the Designated Agent and (iii) Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock as consideration for mergers, acquisitions, other business combinations or strategic alliances occurring after the date of this Agreement which are not issued for capital raising purposes. Subject to the restrictions and obligations set forth herein, the Company shall otherwise not be restricted from filing, or require the consent of the Agents to file, a registration statement under the Securities Act.

(i) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Shares, or otherwise during the pendency of a Placement Notice, advise the Agents promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided or required to be provided to the Agents pursuant to this Agreement.

(j) Due Diligence Cooperation. During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by the Agents or their respective representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices or via remote digital access, as the Agents may reasonably request.

(k) Required Filings Relating to Placement of Placement Shares. The Company shall disclose, in its quarterly reports on Form 10-Q and in its annual report on Form 10-K to be filed by the Company with the Commission from time to time, the number of the Placement Shares sold through the Agents under this Agreement, and the net proceeds to the Company from the sale of the Placement Shares pursuant to this Agreement during the relevant quarter or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year. The Company agrees that on such dates as the Securities Act shall require with respect to the Placement Shares, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing date under Rule 424(b), a “Filing Date”), which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through the Agents, the Net Proceeds to the Company and the compensation payable by the Company to the Agents with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market; provided, that, unless a prospectus supplement containing such information is required to be filed under the Securities Act, the requirement of this Section 7(k) may be satisfied by the Company’s inclusion in the Company’s Form 10-K or Form 10-Q, as applicable, of the number or amount of Placement Shares sold through the Agents, the Net Proceeds to the Company and the compensation payable by the Company to the Agents with respect to such Placement Shares during the relevant period.

(l) Representation Dates; Certificate. (1) On or prior to the date of the first Placement Notice and (2) each time the Company:

(i) files the Prospectus relating to the Placement Shares or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares;

(ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended audited financial information or a material amendment to the previously filed Form 10-K);

(iii) files its quarterly reports on Form 10-Q under the Exchange Act; or

(iv) files a current report on Form 8-K containing (x) amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act or (y) disclosing any material transaction requiring the filing of historical or pro forma financial statements under Item 9.01 of Form 8-K and subject to the guidance set forth in Section 2050.3 of the Financial Reporting Manual of the Commission (each date (x) of the filing of one or more of the documents referred to in clauses (i) through (iv) and (y) on which the Agent otherwise reasonably requests, shall be a “Representation Date”);

the Company shall furnish the Agents (but in the case of clause (iv) above only if the Agents reasonably determine that the information contained in such Form 8-K is material and informs the Company of such determination in writing) with a certificate dated the Representation Date, in the form and substance satisfactory to the Agents and their counsel, substantially similar to the form previously provided to the Agents and their counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented. The requirement to provide a certificate under this Section 7(l) shall be automatically waived for any Representation Date occurring (1) at a time a Suspension is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers instructions for the sale of Placement Shares hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date or (2) at a time at which no Placement Notice is pending, which waiver shall continue until the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date). Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when a Suspension was in effect or no Placement Notice was pending and did not provide the Agents with a certificate under this Section 7(l), then before the Company delivers the instructions for the sale of Placement Shares or the Agents sell any Placement Shares pursuant to such instructions, the Company shall provide the Agents with a certificate in conformity with this Section 7(l) dated as of the date that the instructions for the sale of Placement Shares are issued.

(m) Legal Opinion. (1) On or prior to the date of the first Placement Notice and (2) within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(l) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause to be furnished to the Agents a written opinion and negative assurance letter of Orrick, Herrington & Sutcliffe LLP (“Company Counsel”), or other counsel reasonably satisfactory to the Agents, in form and substance satisfactory to the Agents and their counsel, substantially similar to the form previously provided to the Agents and their counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, further, that in lieu of such opinions and negative assurance letters for subsequent periodic filings under the Exchange Act, counsel may furnish the Agents with a letter (a “Reliance Letter”) to the effect that the Agents may rely on a prior opinion and negative assurance letter delivered under this Section 7(m) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion and negative assurance letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of the Reliance Letter).

(n) Comfort Letter(s). (1) On or prior to the date of the first Placement Notice and (2) within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(l) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause its independent registered public accounting firms (and any other independent accountants whose report is included in or incorporated by reference into the Registration Statement or the Prospectus), and, if reasonably requested by the Agents, the Diligent Auditor or any other independent registered public accounting firms of any company acquired by the Company (such independent registered public accounting firms, together with the Diligent Auditor, the “Acquired Company Auditor”), to furnish the Agents letters (the “Comfort Letters”), dated the date the Comfort Letters are delivered, which shall meet the requirements set forth in this Section 7(n); provided, that if reasonably requested by the Agents, the Company shall cause Comfort Letters to be furnished to the Agents within ten (10) Trading Days of the date of occurrence of any material transaction or event requiring the filing of a Current Report on Form 8-K containing financial information (including the restatement of the Company’s financial statements). The Comfort Letters from the Company’s independent registered public accounting firms and, if reasonably requested by the Agents, the Acquired Company Auditor, shall be in a form and substance reasonably satisfactory to the Agents, (i) confirming that (x) with respect to the Company’s independent registered public accounting firms, such independent registered public accounting firms are independent registered public accounting firms within the meaning of the Securities Act and the Public Company Accounting Oversight Board (“PCAOB”) and (y) with respect to the Acquired Company Auditor (if applicable), such Acquired Company Auditor is an independent registered public accounting firm with respect to the company acquired by the Company within the meaning of the Securities Act and the PCAOB or American Institute of Certified Public Accountants (as applicable), (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(o) Market Activities; Compliance with Regulation M. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Stock or (ii) sell, bid for, or purchase Common Stock in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Agents.

(p) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor any of its Subsidiaries will be or become, at any time prior to the termination of this Agreement, required to register as an “investment company,” as such term is defined in the Investment Company Act.

(q) No Offer to Sell. Other than an Issuer Free Writing Prospectus approved in advance by the Company and the Agents in their capacity as agents hereunder, neither the Agents nor the Company (including its agents and representatives, other than the Agents in their capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

(r) Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agents, to qualify the Placement Shares for offering and sale, or to obtain an exemption for the Placement Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agents may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement).

(s) Sarbanes-Oxley Act. The Company and the Subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with GAAP, (iii) provide reasonable assurance that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company and the Subsidiaries will use commercially reasonable efforts to maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company or the Subsidiaries is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.

(t) Secretary’s Certificate; Further Documentation. On or prior to the date of the first Placement Notice, the Company shall deliver to the Agents a certificate of the Secretary of the Company and attested to by an executive officer of the Company, dated as of such date, certifying as to (i) the Certificate of Incorporation of the Company, (ii) the By-laws of the Company, (iii) the resolutions of the Board of Directors of the Company and any other authorized committee thereof authorizing the execution, delivery and performance of this Agreement and the issuance of the Placement Shares and (iv) the incumbency of the officers duly authorized to execute this Agreement and the other documents contemplated by this Agreement. Within five (5) Trading Days of each Representation Date, the Company shall have furnished to the Agents such further information, certificates and documents as the Agents may reasonably request.

(u) Emerging Growth Company Status. The Company will promptly notify the Agents if the Company ceases to be an Emerging Growth Company at any time during the term of this Agreement.

(v) Securities Act and Exchange Act Compliance. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

8. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation and filing of the Registration Statement, including any fees required by the Commission, and the printing or electronic delivery of the Prospectus as originally filed and of each amendment and supplement thereto relating to the Placement Shares, in such number as the Agents shall deem reasonably necessary, (ii) the printing and delivery to the Agents of this Agreement and such other documents as may be reasonably required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Shares to the Agents, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Shares to the Agents, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the reasonable and documented fees and expenses of Agents including but not limited to the fees and expenses of the counsel to the Agents, payable upon the execution of this Agreement, (a) in an amount not to exceed $100,000 in the aggregate in connection with the execution of this Agreement, (b) in an amount not to exceed $25,000 per calendar quarter thereafter payable in connection with each Representation Date (other than Representation Dates involving the issuance of the first Placement Notice and the filing of the Prospectus on or about the date hereof) with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(l) for which no waiver is applicable and excluding the date of this Agreement, and (c) in an amount not to exceed $25,000 for each program “refresh” (filing of a new registration statement, prospectus or prospectus supplement relating to the Placement Shares and/or an amendment of this Agreement) executed pursuant to this Agreement, (vi) the qualification or exemption of the Placement Shares under state securities laws in accordance with the provisions of Section 7(r) hereof, including filing fees, but excluding fees of the Agents’ counsel, (vii) the printing and delivery to the Agents of copies of any Permitted Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto in such number as the Agents shall reasonably deem necessary, (viii) the preparation, printing and delivery to the Agents of copies of the blue sky survey, (ix) the fees and expenses of the transfer agent and registrar for the Common Stock, (x) the filing and other fees incident to any review by FINRA of the terms of the sale of the Placement Shares including the fees of the Agents’ counsel (subject to the cap, set forth in clause (v) above), and (xi) the fees and expenses incurred in connection with the listing of the Placement Shares on the Exchange. The Company agrees to pay the fees and expenses of counsel to the Agents set forth in clause (v) above by wire transfer of immediately available funds directly to such counsel upon presentation of an invoice containing the requisite payment information prepared by such counsel. For the avoidance of doubt, the payment of fees and expenses pursuant to clause (v) above reflects the aggregate amounts payable to all Agents and not on an individual Agent basis.

9. Conditions to Agents’ Obligations. The obligations of the Agents hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein (other than those representations and warranties made as of a specific date or time), to the due performance by the Company of its obligations hereunder, to the completion by the Agents of a due diligence review satisfactory to it in its reasonable judgment, and to the continuing satisfaction (or waiver by the Agents in their sole discretion) of the following additional conditions:

(a) Registration Statement Effective. The Registration Statement shall have become effective and shall be available for the (i) sale of all Placement Shares issued to the Agents and not yet sold by the Agents and (ii) sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state Governmental Authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state Governmental Authority of any stop order suspending the effectiveness of the Registration Statement or receipt by the Company of notification of the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or receipt by the Company of notification of the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any statement of a material fact made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or that requires the making of any changes in the Registration Statement, the Prospectus or documents so that, in the case of the Registration Statement, it will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. Agents shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agents’ reasonable opinion is material, or omits to state a fact that in the Agents’ reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the authorized capital stock of the Company or any Material Adverse Effect or any development that would reasonably be expected to cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of the Agents (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e) Legal Opinions. The Agents shall have received the opinions and negative assurance letters required to be delivered pursuant to Section 7(m) on or before the date on which such delivery of such opinions is required pursuant to Section 7(m).

(f) Comfort Letter(s). The Agents shall have received the Comfort Letter(s) required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such Comfort Letter(s) is required pursuant to Section 7(n).

(g) Representation Date Certificate. The Agents shall have received the certificate required to be delivered pursuant to Section 7(l) on or before the date on which delivery of such certificate is required pursuant to Section 7(l).

(h) Secretary’s Certificate. The Agents shall have received the certificate required to be delivered pursuant to Section 7(t) on or before the date on which delivery of such certificate is required pursuant to Section 7(t).

(i) No Suspension. Trading in the Common Stock shall not have been suspended on the Exchange and the Common Stock shall not have been delisted from the Exchange.

(j) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(l), the Company shall have furnished to the Agents such appropriate further information, opinions, certificates, letters and other documents as the Agents may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof.

(k) Securities Act Filings Made. All filings with the Commission with respect to the Placement Shares required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(l) Approval for Listing. The Placement Shares shall either have been (i) approved for listing on the Exchange, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice and the Exchange shall have reviewed such application and not provided any objections thereto.

(m) FINRA. If applicable, FINRA shall have raised no objection to the terms of this offering and the amount of compensation allowable or payable to the Agents as described in the Prospectus.

(n) No Termination Event. There shall not have occurred any event that would permit the Agents to terminate this Agreement pursuant to Section 12(a).

10. Indemnification and Contribution.

(a) Company Indemnification. The Company agrees to indemnify and hold harmless each Agent, its affiliates and their respective partners, members, directors, officers, employees and agents and each person, if any, who controls such Agent or any such affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or any breach by the Company of any of its respective representations, warranties or agreements contained in this Agreement;

(ii) against any and all loss, liability, claim, damage and reasonable and documented expense, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and

(iii) against any and all expense, as reasonably incurred (including the reasonable and documented fees and disbursements of counsel), in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (whether or not a party), to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with the Agents Information (as defined below). The indemnity agreement set forth in this Section 10 shall be in addition to any liabilities that the Company may otherwise have.

(b) Agents Indemnification. Each Agent severally but not jointly agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 10(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto), the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to such Agent and furnished to the Company in writing by such Agent expressly for use therein. The Company hereby acknowledges that the only information that the Agents have furnished to the Company expressly for use in the Registration Statement, the Prospectus, any Prospectus Supplement or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) are the statements set forth in the ninth and tenth paragraphs under the caption “Plan of Distribution” in the Prospectus (the “Agents Information”).

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 10 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 10, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 10 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 10 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any other legal expenses except as provided below and except for the reasonable and documented costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action or counsel reasonably satisfactory to the indemnified party, in each case, within a reasonable time after receiving notice of the commencement of the action; in each of which cases the reasonable and documented fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented fees, disbursements and other charges of more than one separate firm (plus local counsel) admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 10 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an express and unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (1) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (2) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (3) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 10 is applicable in accordance with its terms but for any reason is held to be unavailable or insufficient from the Company or an Agent, the Company and such Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which the Company and the Agents may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other hand. The relative benefits received by the Company on the one hand and the Agents on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by the Agents from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and such Agent, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or such Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Agent agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for the purpose of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 10(c) hereof. Notwithstanding the foregoing provisions of this Section 10(e), an Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10(e), any person who controls a party to this Agreement within the meaning of the Securities Act, any affiliates of an Agent and any officers, directors, partners, employees or agents of an Agent or any of its affiliates, will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 10(e), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 10(e) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 10(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 10(c) hereof. The Agents’ respective obligations to contribute pursuant to this Section 10(e) are several in proportion to the respective number of Placement Shares they have sold hereunder, and not joint.

 11. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 10 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of any Agent, any controlling persons, or the Company (or any of their respective officers, directors, employees or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

12. Termination.

(a) Each Agent may terminate this Agreement with respect to itself, by notice to the Company, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any change, or any development or event involving a prospective change, in the condition, financial or otherwise, or in the business, properties, earnings, results of operations or prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, which individually or in the aggregate, in the sole judgment of such Agent is material and adverse and makes it impractical or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (2) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder, (3) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent, impracticable or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (4) if trading in the Common Stock has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, (5) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (6) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (7) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8 (Payment of Expenses), Section 10 (Indemnification and Contribution), Section 11 (Representations and Agreements to Survive Delivery), Section 17 (Governing Law and Time; Waiver of Jury Trial) and Section 18 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. If an Agent elects to terminate this Agreement as provided in this Section 12(a), such Agent shall provide the required notice as specified in Section 13 (Notices). For the avoidance of doubt, the termination by one Agent of its rights and obligations under this Agreement pursuant to this Section 12(a) shall not affect the rights and obligations of the other Agents under the Agreement.

(b) The Company shall have the right, by giving five (5) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8, Section 10, Section 11, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination. For the avoidance of doubt, the termination by the Company of this Agreement with respect to one Agent pursuant to this Section 12(b) shall not affect the rights and obligations of the other Agents under this Agreement.

(c) Each Agent shall have the right, by giving five (5) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8, Section 10, Section 11, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination. For the avoidance of doubt, the termination by one Agent of its rights and obligations under this Agreement pursuant to this Section 12(c) shall not affect the rights and obligations of the other Agents under this Agreement.

(d) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a), (b), or (c) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 8, Section 10, Section 11, Section 17 and Section 18 shall remain in full force and effect. Upon termination of this Agreement, the Company shall not have any liability to the Agents for any discount, commission, or other compensation with respect to any Placement Shares not otherwise sold by the Agents under this Agreement.

(e) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

13. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to the Agents, shall be delivered to:

Evercore Group L.L.C.

55 East 52nd Street, 35th Floor

New York, NY 10055

Attention: Attention: Equity Capital Markets

Email:

and:

Guggenheim Securities, LLC

330 Madison Avenue

New York, NY 10017

Attention: Guggenheim Equity Syndicate

Email:

and:

Oppenheimer & Co., Inc.

85 Broad Street, 26th Floor

New York, New York 10004

Attention: General Counsel

Email:

and:

Northland Securities, Inc.

150 South Fifth Street, Suite 3300

Minneapolis, MN 55402

Attention: Jeff Peterson

Email:

and:

Wedbush Securities Inc.

4 Embarcadero Center, Suite 2610

San Francisco, CA 94111

Attention: Equity Capital Markets

Email:

with a copy to:

Latham & Watkins LLP

801 Jefferson Avenue, Suite 300

Redwood City, CA 94063

Attention: Tad J. Freese

Richard Kim

Email:

and if to the Company, shall be delivered to:

Serve Robotics Inc.

730 Broadway

Redwood City, California 94063

Attention: Brian Read

Email:

with a copy to:

Orrick, Herrington & Sutcliffe LLP

222 Berkeley St., Suite 2000

Boston, MA 02116

Attn: Albert Vanderlaan

Email:

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) by Electronic Notice, as set forth below, (iii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iv) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 13 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

14. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and each Agent and their respective successors and the parties referred to in Section 10 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that each Agent may assign its rights and obligations hereunder to an affiliate thereof without obtaining the Company’s consent.

15. Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Placement Shares.

16. Entire Agreement; Amendment; Severability; Waiver. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and each Agent. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. No implied waiver by a party shall arise in the absence of a waiver in writing signed by such party. No failure or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.

17. GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18. CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law (e.g., www.docusign.com)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

20. Construction. The section and exhibit headings herein are for convenience only and shall not affect the construction hereof. References herein to any law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder.

21. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior written consent of the Agents, which shall not be unreasonably withheld, conditioned or delayed, and each Agent represents, warrants and agrees that, unless it obtains the prior written consent of the Company, which shall not be unreasonably withheld, conditioned or delayed, it has not made and will not make any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Agents or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit 21 hereto are Permitted Free Writing Prospectuses.

22. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) each Agent is acting solely as agent in connection with the public offering of the Placement Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agents, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any Agent has advised or is advising the Company on other matters, and the Agents have no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) neither the Agents nor their respective affiliates have provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d) it is aware that each Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and such Agent and its affiliates have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e) it waives, to the fullest extent permitted by law, any claims it may have against an Agent or its affiliates for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Shares under this Agreement and agrees that such Agent and its affiliates shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of the Company.

23. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means (i) each Representation Date, (ii) each date on which a Placement Notice is given, (iii) the time of each sale of any Placement Shares pursuant to this Agreement and (iv) each Settlement Date.

“Governmental Authority” means (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement Shares that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act Regulations.

“Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); (v) any “personal information” as defined by the California Consumer Privacy Act (“CCPA”); and (vi) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation.

“Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act Regulations.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by the Agents outside of the United States.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and each Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and each Agent.

Very truly yours,

Serve Robotics Inc.

By:	/s/ Ali Kashani
	Name:	Ali Kashani
	Title:	Chief Executive Officer

By:	/s/ Brian Read
	Name:	Brian Read
	Title:	Chief Financial Officer

[Signature Page to Sales Agreement]

ACCEPTED as of the date first-above written:

Evercore Group L.L.C.

By:	/s/ Stella Yoo
	Name:	Stella Yoo
	Title:	Managing Director

Guggenheim Securities, LLC

By:	/s/ John Casesa
	Name:	John Casesa
	Title:	Senior Managing Director

Oppenheimer & Co. Inc.

By:	/s/ Chris DeFalco
	Name:	Chris DeFalco
	Title:	Managing Director and Co-Head of Equity Capital Markets

Northland Securities, Inc.

By:	/s/ Jeff Peterson
	Name:	Jeff Peterson
	Title:	Managing Director

Wedbush Securities Inc.

By:	/s/ Burke Dempsey
	Name:	Burke Dempsey
	Title:	Executive Vice President, Head of Investment Banking & Capital Markets

[Signature Page to Sales Agreement]

Schedule 1

Form of Placement Notice

Schedule 2

Compensation

Schedule 3

Notice Parties

Schedule 6(m)

No Preferential Right

Exhibit 21

Permitted Free Writing Prospectus